Exhibit 3.36(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/20/2003
030188684 – 3638521

CERTIFICATE OF FORMATION

OF

US ONCOLOGY PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.                                       NAME.  The name of the limited liability company is US ONCOLOGY PHARMACEUTICAL SERVICES, LLC.

2.                                       REGISTERED OFFICE.  The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.                                       REGISTERED AGENT.  The name and address of the limited liability company’s registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of US ONCOLOGY PHARMACEUTICAL SERVICES, LLC this 20th day of March 2003.

By:	/s/	Phillip H. Watts
Phillip H. Watts Authorized Person